NON-U.S. FORM
Exhibit 10.5

Name:	[●]
Number of Shares of Stock Subject to the Stock Option:	[●]
Price Per Share:	$[●]
Date of Grant:	[●]

Bright Horizons Family Solutions Inc.
2012 Omnibus Long-Term Incentive Plan, as Amended and Restated as of May 29, 2019
Non-statutory Stock Option Agreement (Employees)

This agreement (this “Agreement”) evidences a stock option granted by Bright Horizons Family Solutions Inc. (the “Company”) to the undersigned (the “Optionee”) pursuant to and subject to the terms of the Bright Horizons Family Solutions Inc. 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated as of May 29, 2019 (as amended from time to time, the “Plan”), which is incorporated herein by reference, subject to the provisions of Addendum A (Country-Specific Terms for Optionees Outside the U.S.), if applicable.

1.    Grant of Stock Option. On the date of grant set forth above (the “Date of Grant”), the Company hereby grants to the Optionee an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, up to the number of shares of Stock set forth above (each, a “Share”, and collectively, the “Shares”) at the exercise price per Share set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that, for U.S. tax purposes, does not qualify as an incentive stock option under Section 422 of the Code). The Optionee is an employee of the Company and/or of one or more subsidiaries of the Company with respect to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2.    Meaning of Certain Terms. Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan. In addition, for purposes of this Agreement, the following terms shall have the meanings set forth below:
(a)    “Applicable Agreement” means a written employment, severance or change in control agreement between the Optionee and the Company or an Affiliate, as may be amended from time to time.
(b)    “Cause” shall have the following meaning: (A) if the Optionee is a party to an Applicable Agreement containing a “Cause” definition, “Cause” shall have the meaning set forth therein, or (B) if the Optionee is not a party to an Applicable Agreement containing a “Cause” definition, “Cause” shall have the meaning set forth in the Plan.

(c)    “CIC Termination” means an Involuntary Termination that occurs upon or within 12 months following the date of the Covered Transaction.
(d)    “Good Reason” shall have the following meaning: (A) if the Optionee is a party to an Applicable Agreement containing a “Good Reason” definition, “Good Reason” shall have the meaning set forth therein, or (B) if the Optionee is not a party to an Applicable Agreement containing a “Good Reason” definition, “Good Reason” shall mean any material diminution in the Optionee’s base salary, bonus opportunity, position or nature or scope of responsibilities (other than by inadvertence) or any material reduction in the Optionee’s benefits that uniquely and disproportionately affects the Optionee, in each case occurring without the Optionee’s consent and as to which (x) the Optionee has provided notice to the Company within 30 days of the date on which the Optionee knew or reasonably should have known of such diminution or reduction, (y) the Company shall not have remedied such diminution or reduction within 30 days of receiving such notice, and (z) the Optionee shall have terminated the Optionee’s Employment within 10 days after the Company’s failure to remedy such diminution or reduction.
(e)    “Involuntary Termination” means the Optionee’s termination of Employment from the Company on account of a termination by the Company without Cause, other than on account of death or Disability, or by the Optionee for Good Reason.
3.    Vesting.
(a)    Service-Based Vesting. Unless earlier terminated, forfeited, relinquished or expired, and except as set forth in Section 3(b) below, the Stock Option shall vest [(i) as to 33% of the total number of Shares subject to the Stock Option on the first and second anniversaries of the Date of Grant; and (ii) as to an additional 34% of the total number of Shares subject to the Stock Option on the third anniversary of the Date of Grant], provided, in each case, that the Optionee has remained in continuous Employment from the Date of Grant through the applicable vesting date, with the number of Shares that vest on any such date, other than the final vesting date, being rounded down to the nearest whole Share.
(b)    Covered Transaction.
(i)    If a Covered Transaction occurs before the Stock Option is fully vested in accordance with the vesting schedule set out in Section 3(a) above, the Stock Option shall be treated as described in this Section 3(b). Notwithstanding anything to the contrary, the Administrator may take such other actions with respect to the Stock Option (including in respect of vesting) as it deems appropriate pursuant to the Plan.
(ii)    [For executive officers as determined by the Administrator (“Officers”): In the event of a Covered Transaction before the Stock Option is fully vested and exercisable in accordance with the vesting schedule set out in Section 3(a) above and provided the Optionee has remained in continuous Employment from the Date of Grant through the date of the Covered Transaction, if either (i) the Optionee has remained in continuous Employment for at least two years immediately prior to the date of the Covered Transaction or (ii) the Stock Option is not assumed, substituted or otherwise continued following the Covered Transaction, then the Stock Option shall become fully vested and exercisable immediately prior to the Covered Transaction. However, if (A) the Optionee has not been in continuous Employment for at least two years immediately prior to the date of the Covered Transaction, (B) there is an acquiring or surviving entity as a result of the Covered Transaction and the Stock Option is assumed or substituted by the acquiror or surviving corporation (or an affiliate of the acquiror or surviving corporation) or otherwise continues following the Covered Transaction, and (C) the Optionee is not a party to an Applicable Agreement providing otherwise, then the Stock Option will vest and become exercisable on the earliest to occur of (x) the applicable vesting date pursuant to the vesting schedule set forth in Section 3(a) above, or (y) the date the Optionee incurs a CIC Termination, in each case, subject to the Optionee’s continuous Employment through such date.]
[For non-Officers: Except as otherwise provided in an Applicable Agreement, if any, provided the Optionee has remained in continuous Employment from the Date of Grant through the date of the Covered Transaction, the Stock Option shall become fully vested and exercisable immediately prior to the Covered Transaction; provided, however, that if there is an acquiring or surviving entity as a result of the Covered Transaction and the Stock Option is assumed or substituted by the acquiror or surviving corporation (or an affiliate of the acquiror or surviving corporation) or otherwise continues following the Covered Transaction, the Stock Option shall vest and become exercisable on the earliest to occur of (x) the applicable vesting date pursuant to the vesting schedule set forth in Section 3(a) above, or (y) the date the Optionee incurs a CIC Termination, in each case, subject to the Optionee’s continuous Employment through such date.]
(c)    Cause. Notwithstanding anything in this Agreement to the contrary, in the event the Optionee’s Employment is terminated by the Company for Cause, the entire outstanding Stock Option (whether vested or unvested) held by the Optionee shall immediately terminate and be of no further force or effect.
(d)    Method of Exercise. No portion of the Stock Option may be exercised until it vests. Each election to exercise the Stock Option must comply with such rules as the Administrator prescribes from time to time and must be accompanied by payment in full of the exercise price in one or more of the forms described in Section 6(b)(3) of the Plan and, if so required by the Administrator, payment of any amounts of or in respect of Taxes (as defined in Section 7(a) below) which are payable by the Optionee under this Agreement. In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the person to exercise the Stock Option and compliance with applicable securities laws. The latest date on which the Stock Option or any portion thereof may be exercised will be the tenth (10th) anniversary of the Date of Grant (the “Final Exercise Date”). Any portion of the Stock Option that remains outstanding and has not been exercised by the Final Exercise Date will thereupon immediately terminate. Upon any earlier termination of Employment, the provisions of Section 6(a)(4)(A)-(F) of the Plan shall apply.
(e)    Termination Date. For purposes of this Agreement, including but not limited to this Section 3 and Section 5 below, and notwithstanding anything to the contrary in the Plan, the Optionee’s Employment will be deemed to terminate on the date that the Optionee ceases to actively be employed or provide services to the Company or an Affiliate and shall not be extended by any notice period mandated or implied under local law during which the Optionee is not actually employed or providing services (e.g., garden leave or similar leave) or during or for which the Optionee receives pay in lieu of notice or severance pay. The Company shall have the sole discretion to determine when the Optionee is no longer in active Employment for purposes of this Agreement, without reference to any other agreement, written or oral, including the Optionee’s contract of employment.

4.    Covered Transaction. In the event of a Covered Transaction, in addition to the vesting terms set forth in Section 3(b)(ii), any unexercised portion of the Stock Option as of the Covered Transaction that is not assumed, substituted or otherwise continued following the Covered Transaction shall be cashed out in accordance with Section 7(a)(2) of the Plan.
5.    Forfeiture; Recovery of Compensation. Except as otherwise provided in an Applicable Agreement or as set forth in Section 3(b) above, if the Optionee ceases Employment for any reason before the Stock Option is fully vested and exercisable in accordance with this Agreement, any portion of the Stock Option has not yet vested and become exercisable shall automatically terminate and be forfeited as of the date on which the Optionee ceases Employment. By accepting the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights (and those of any permitted transferee) under the Stock Option or to any Stock acquired under the Stock Option or any proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 12 of this Agreement.
6.    Transfer of Stock Option. The Stock Option may not be transferred except at death in accordance with Section 6(a)(3) of the Plan.
7.    Certain Tax Matters.
(a)    The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued the Shares (or any portion thereof) upon exercise of the Stock Option, are subject to the Optionee’s promptly paying, or in respect of any later requirement of payment being liable promptly to pay at such time as such payments are due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion, including by withholding shares of Stock from any payment hereunder in accordance with the procedures approved by the Board or the Compensation Committee) all federal (including FICA), state, local and foreign income taxes, social insurance, payroll tax, national insurance contributions, other contributions, payment on account obligations or other amounts required by law to be collected, withheld or accounted for with respect to the grant or exercise of the Stock Option (the “Taxes”). No Shares will be transferred pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any Taxes then due and has committed (and by exercising the Stock Option such person shall be deemed to have committed) to pay in cash all Taxes required at any later time in respect of the transfer of such Shares, or has made other arrangements satisfactory to the Administrator with respect to such Taxes. The Optionee also authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Optionee, but nothing in this sentence shall be construed as relieving the Optionee (or any permitted transferee) of any liability for satisfying his or her obligations under the preceding provisions of this Section.
(b)    Regardless of any action the Company or an Affiliate takes with respect to any such Taxes, the Optionee acknowledges that the ultimate liability for all such Taxes legally due by the Optionee is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or an Affiliate. The Optionee further acknowledges that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of the Stock Option, including the award or exercise of the Stock Option and the subsequent sale of any Shares received upon exercise of the Stock Option; and (ii) does not commit to structure the terms of the award or any aspect of the Stock

Option to reduce or eliminate the Optionee’s liability for Taxes. Further, if the Optionee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Optionee acknowledges that the Company or an Affiliate may be required to collect, withhold or account for Taxes in more than one jurisdiction.
8.    Effect on Employment. Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its Affiliates, affect any right of the Company or any of its Affiliates to discharge or discipline the Optionee at any time (subject to compliance with local law and the terms of any Applicable Agreement), or affect any right of the Optionee to terminate his or her Employment at any time.
9.    Form S-8 Prospectus. The Optionee acknowledges that he or she has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Stock that may be issued under the Plan.
10.    No Entitlement or Claims for Compensation. In connection with the acceptance of the Stock Option under this Agreement, the Optionee acknowledges the following:
(a)    The Plan is established voluntarily by the Company, the grant of stock options under the Plan is made at the discretion of the Administrator and the Plan may be modified, amended, suspended or terminated by the Company at any time.
(b)    The grant of this Stock Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been awarded repeatedly in the past.
(c)    All decisions with respect to future stock option grants, if any, will be at the sole discretion of the Administrator.
(d)    The Optionee is voluntarily participating in the Plan.
(e)    This Stock Option and any Shares acquired under the Plan in connection with the Stock Option are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or any Affiliate and which are outside the scope of the Optionee’s employment contract, if any.
(f)    This Stock Option and any Shares acquired under the Plan and their value are not to be considered part of the Optionee’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, superannuation contributions or other statutory entitlement amounts, or similar payments.
(g)    This Stock Option and any Shares acquired under the Plan in connection with the Stock Option are not intended to replace any pension rights or compensation or any superannuation contributions or other statutory entitlement amounts, as applicable.
(h)    The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the Shares do not increase in value, the Stock Option will have no value. If the

Optionee exercises the Stock Option, the value of the acquired Shares may increase or decrease, even below the exercise price. The Optionee acknowledges and agrees that neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the Stock Option or of any Shares received upon exercise of the Stock Option or the subsequent sale of any Shares acquired in connection with the Stock Option.
(i)    The Optionee shall have no rights, claim or entitlement to compensation or damages as a result of the Optionee’s termination of Employment for any reason whatsoever, whether or not in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from the Optionee’s ceasing to have rights under or be entitled to exercise the Stock Option as a result of such termination or loss or diminution in value of the Stock Option or any of the Shares received in connection with the exercise Stock Option as a result of such termination, and the Optionee irrevocably releases the Company and its Affiliates, as applicable, from any such rights, entitlement or claim that may arise. If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Optionee shall be deemed to have irrevocably waived the Optionee’s entitlement to pursue such rights or claim.
11.    Data Privacy.
(a)    The Optionee hereby acknowledges and understands that the Optionee’s personal data is collected, retained, used, processed, disclosed and transferred, in electronic or other form, as described in this Agreement by and among, as applicable, the Optionee’s employer, the Company and its Affiliates, and third parties assisting in the implementation, administration and management of the Plan for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
(b)    The Optionee understands that the Company and its Affiliates (including the Optionee’s employer), as applicable, hold certain personal information about the Optionee regarding the Optionee’s employment, the nature and amount of the Optionee’s compensation and the fact and conditions of the Optionee’s participation in the Plan, including, but not limited to, his or her name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any equity or directorships held in the Company and details of all options or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of the implementation, management and administration of the Plan (the “Data”).
(c)    The Optionee understands that the Data may be transferred to the Company, its Affiliates and any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in his or her country, or elsewhere (including countries outside the Optionee’s home country, such as the United States of America), and that the recipient’s country may have a different or lower standard of data privacy rights and protections than his or her country. Where the Data will be transferred outside the Optionee’s work location, and where there is not a European Commission adequacy decision in place, the transfers will be in accordance with Chapter V of the GDPR. The Optionee understands that he or she may request details of the categories of recipients of the Data by contacting the Optionee’s local human resources representative. The Optionee understands that the recipients receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including transfers of such Data to a broker or other third party. The Optionee understands that the Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan in accordance with applicable law. The Optionee understands that he or she may, at any time, exercise the rights granted to him/her by the GDPR including the right to: request to access or be provided with a copy of his or her Data, request additional information about the storage and processing of the Data, require any corrections or amendments to the Data in any case without cost and to the extent permitted by law. The above rights can be exercised by contacting in writing his or her local human resources representative. The Optionee understands, however, that processing of his/her Data is necessary and refusing any consent that is sought by the Company or objecting to the processing of his or her Data may affect the Optionee’s ability to participate in the Plan. For more information on the processing of his or her Data and other personal data, the Optionee is referred to the Privacy Notice provided to the Optionee by the Optionee’s employer.
12.    Acknowledgments. By accepting the Stock Option, the Optionee agrees to be bound by, and agrees that the Stock Option is subject in all respects to, the terms of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control. The Optionee further acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (ii) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.
13.    Country Specific Terms. Notwithstanding anything to the contrary herein, the Stock Option shall be subject to the Country-Specific Terms attached hereto as an Addendum to this Agreement. In addition, if the Optionee relocates to one of the countries included in the Country-Specific Terms, the special terms and conditions for such country will apply to the Optionee to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Country-Specific Terms constitute part of this Agreement and are incorporated herein by reference.
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Executed as of the ___ day of ___, 20___.

Company:    BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By: ______________________________
Name:
Title:

Optionee:
__________________________________
Name:
Address:

[Signature Page to Non-Statutory Stock Option Agreement]

ADDENDUM A TO NON-STATUTORY STOCK OPTION AGREEMENT
COUNTRY-SPECIFIC TERMS
FOR OPTIONEES OUTSIDE THE U.S.

These Country-Specific Terms include additional terms and conditions (and/or variations to the terms and conditions) that govern the Stock Option awarded to the Optionee if the Optionee resides in one of the countries listed below. Capitalized terms used but not defined in these Country-Specific Terms are defined in the Plan (or any applicable sub-plan) or this Agreement and have the meanings set forth therein.

AUSTRALIA

Securities Law. This offer is made under Division 1A of Part 7.12 of the Corporations Act, 2001 (Commonwealth).

General Advice. Any information or advice given by the Company or its Affiliates in relation to the grant of the Performance Units under the Plan does not take account of the objectives, financial situation and needs of the Optionee. The Optionee should consider obtaining financial product advice that takes into account the objectives, financial situation and needs of the Optionee.

Data Privacy. The Optionee consents to the disclosure of the Optionee’s Data under Section 18(c) to overseas recipients (including persons located in the United States of America and elsewhere). The Optionee acknowledges that, by consenting to such disclosure, Australian Privacy Principle 8.1 will not apply to the disclosure and as a result the Data recipients will not be accountable under the Privacy Act 1988 (Commonwealth) (the “Australian Privacy Act”) and the Optionee may not be able to seek redress under the Australian Privacy Act in respect of this Data.

Tax Notice. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Commonwealth), as amended, applies to the Stock Option granted under the Plan (subject to the requirements of the Income Tax Assessment Act 1997 (Commonwealth)) and the Stock Option is intended to qualify for tax deferral treatment in Australia (subject to the requirements of the Income Tax Assessment Act 1997 (Commonwealth)).

NETHERLANDS

Taxes. The following will be added as a new Section 7(c) (Certain Tax Matters):

“(c)    The Optionee indemnifies the Company and/or any Affiliate, and holds them harmless against and from all liability for any Taxes or other payment, interest, penalty and costs thereon, including without limitations, liabilities relating to the necessity to withhold, or to have withheld, any such Taxes from any payment made to the Optionee, if and to the extent allowed under applicable law and regulations.”

Data Privacy. The following replaces Section 11 of the Agreement:

(a)    The Optionee hereby acknowledges and understands that the Optionee’s personal data - being personal data within the meaning of the (EU) 2016/679 General Data Protection Regulation (the “GDPR”) - is collected, retained, used, disclosed, transferred and/or otherwise processed, in electronic or other form, by the Company as described in this Award Agreement. The collection and processing of the personal data shall be subject to the provisions of the
i

GDPR and the Dutch GDPR Implementation Act (Uitvoeringswet AVG, UAVG). The Optionee’s personal data will only be processed when there is a legal basis for processing as set out in article 6 GDPR. The following legal bases shall apply with respect to the processing of personal data in the context of the Plan: (i) processing is necessary for the performance of the Company’s contractual obligations under this Award Agreement, (ii) processing is necessary for compliance with the Company’s legal obligations, and (iii) processing is necessary for the purpose of the Company’s legitimate interest in relation to implementing, administering and managing the Optionee’s participation in the Plan and in the context of the establishment, exercise or defense of a legal claim in relation to the Award Agreement and/or the Plan.
(b)    The personal data being processed in the context of the Plan relate to the Optionee’s employment, the nature and amount of the Optionee’s compensation and the fact and conditions of the Optionee’s participation in the Plan, i.e., his or her name and signature, home address, telephone number and e-mail address, date of birth, citizen service number or other national identification number, salary, bank account details, nationality, job title, any equity or directorships held in the Company and details of all options or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of the implementation, management and administration of the Plan (the “Data”).
(c)     The Company will process the Data for the exclusive purpose of (i) implementing, administering and managing participation in the Plan, (ii) communicating with the Optionee in connection with the Plan, (iii) internal administration, (iv) complying with the Company’s legal obligations, and (v) for the purpose of its legitimate interests such as to establish, exercise or defend its rights and legal position and to monitor compliance with the Award Agreement, in accordance with the GDPR.
(d)    The Optionee understands that the Data may be transferred to the Company, the Optionee’s employer, the Company’s Affiliates and where relevant, external (legal) advisors, banks, pay roll providers, potential business partners in the context of a contemplated sale or restructuring of the Company, competent authorities and where relevant third parties assisting in the implementation, administration and management of the Plan. The Optionee understands that he or she may at any time request details of the categories of recipients of the Data by contacting the Company’s data protection officer at dataprivacy@brighthorizons.com. The Optionee understands that the recipients receive, possess, use, retain and transfer the Data, in electronic or other form, solely for the purposes of implementing, administering and managing his or her participation in the Plan, including transfers of such Data to a broker or other third party.
(e)     The Optionee acknowledges that these recipients may be located in his or her country, or elsewhere (including countries outside the European Union, such as the United States of America), and that the recipient’s country may have a different or lower standard of data privacy rights and protections than his or her country. Where the Data will be transferred outside the European Union, and where there is not a European Commission adequacy decision in place, the transfers will be in accordance with Chapter V of the GDPR and in line with the recommendations of the European Data Protection Board. For more information on the transfer mechanisms used, and/or to obtain a redacted copy of such appropriate safeguards, the Optionee may contact the Company’s data protection officer at dataprivacy@brighthorizons.com. In the absence of appropriate safeguards, the Data will not be transferred to a third party located outside the European Union, unless a specific derogation applies in the sense of article 49 of the GDPR.

(f)    Optionee understands that the Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan in accordance with applicable law. For more information on specific retention periods, please contact the Company’s data protection officer at dataprivacy@brighthorizons.com.
(g)     The Optionee understands that he or she may, at any time, without any cost and under certain circumstances exercise the rights granted to him/her by the GDPR including the right to: request to access or be provided with a copy of his or her Data, request additional information about the storage and processing of the Data, require rectification or erasure of (part of) the Data, or to object or have restricted the processing of the Data and to comply with the Optionee’s right to data portability, by contacting the Company or to lodge a complaint with the competent (national) Data Protection Authority. The above rights can be exercised by contacting in writing the Company’s data protection officer at dataprivacy@brighthorizons.com. The Optionee understands, however, that processing of his/her Data is necessary for participation in the Plan and that objecting to the processing of his or her Data may affect the Optionee’s ability to participate in the Plan.
(h)     For more information on the processing of his or her Data and other personal data in the context of his employment relation with the Company or an Affiliate in general, the Optionee is referred to the Privacy Notice provided to him/her by his/her employer.

UNITED KINGDOM
U.K. Subplan. If the Stock Option is being granted to a U.K. Employee (as such term is defined in such UK Sub-Plan (as defined below)):
(a) the Stock Option is being granted pursuant to the sub-plan for employees resident in the United Kingdom created and approved in accordance with the provisions of Section 12 of the Plan (the “UK Sub-Plan”), and the Plan as amended by the UK Sub-Plan, and the main body of the Agreement shall be deemed amended accordingly;

(b) any references in the main body of the Agreement to such Stock Option having been granted pursuant to the Plan, or to the participation of the Optionee in the Plan, shall be deemed to be references to such Stock Option having been made pursuant to, and such participation being in, the UK Sub-Plan;

(c) any other reference in the main body of the Agreement to the Plan shall (as appropriate and unless the context otherwise requires) be deemed to be a reference to the UK Sub-Plan (including the Plan, as amended by and incorporated into the UK Sub-Plan);

(d) any reference in the main body of the Agreement to a specific provision of the Plan shall be deemed to be a reference to such provisions of the Plan as amended by and incorporated into the UK Sub-Plan; and
(e) in the event of any conflict between the terms of the Agreement and the terms of the UK Sub-Plan, the UK Sub-Plan shall prevail.
Termination of Service. The Optionee has no right to compensation or damages on account of any loss in respect of a Stock Option under the Plan or (as applicable) the U.K. Subplan where the loss arises or is claimed to arise in whole or part from: (a) the termination of the Optionee’s office or employment; or (b) notice to terminate the Optionee’s office or employment. This exclusion of liability shall apply however, termination of office or employment, or the giving of notice, is caused, and however compensation or damages are claimed. For the purpose of the Plan and the U.K. Subplan, the implied duty of trust and confidence is expressly excluded.
Certain UK Tax Matters. Without prejudice to the generality of Section 7 of the Agreement, the Optionee hereby indemnifies the Company and, if different, the Optionee’s employer (or any other Affiliate which is required to account for relevant Taxes to HMRC), for any Taxes that may be payable with respect to any income or gains arising or deemed to arise to the Optionee in connection with the Stock Option (including without limitation in connection with the issuance, vesting or exercise of any Stock Option and/or vesting, holding or disposal of the full number of any Shares issued or acquired or deemed issued or acquired pursuant to any Stock Option). Subject to the Optionee otherwise making good such amount to the Company or (if different) the Optionee’s employer or other Affiliate which is required to account for relevant Taxes to HMRC, the Optionee undertakes to pay to the Company, the Optionee’s employer or such other Affiliate (as relevant) any amount required under this paragraph within five working days of demand. For the avoidance of doubt any amount received pursuant to this paragraph by a person who is not the person required to account for such Taxes to HMRC is received as agent for and on behalf of the person so required to account.